Exhibit 99.1

Relmada Therapeutics Files Federal Lawsuit Against Laidlaw & Company
and its Principals Matthew Eitner and James Ahern
to Protect Interests of Relmada Stockholders

Lawsuit Reviews Laidlaw’s Use of False and Misleading Materials in its

Attempt to Gain Effective Control of Relmada

NEW YORK, December 9, 2015 - Relmada Therapeutics, Inc. (OTCQB: RLMD) (“Relmada” or the “Company”), a clinical-stage company developing novel therapies for the treatment of chronic pain, today announced that it has filed a lawsuit against Laidlaw & Company (UK) Ltd. and its two principals, Matthew Eitner and James Ahern, in the U.S. District Court for the District of Nevada. Laidlaw, an investment brokerage firm, previously served as an investment banker to Relmada. Using shares and confidential information gained from these services to Relmada, Laidlaw recently launched a contest to take effective control of the Company.

Laidlaw and its principals have a history of violating U.S. financial regulations, which has resulted in numerous customer complaints, regulatory sanctions and monetary penalties. In its lawsuit, Relmada claims that Laidlaw and its principals are once again violating U.S. laws and regulations, including disseminating materially false and misleading information in its attempt to take effective control of Relmada.

Sergio Traversa, Chief Executive Officer of Relmada, said, “Relmada’s business is at an inflection point with significant value creation opportunities possible in the next 12 to 24 months. Recognizing this, we believe Laidlaw has opportunistically timed the launch of its contest to take effective control of the Company. We believe it is an egregious conflict of interest for Laidlaw to use the shares and confidential information it received as a result of its investment banking and consulting services to Relmada for its own gain. We believe Laidlaw’s interests are very different from all other Relmada stockholders. At a minimum, this lawsuit should serve as a warning to our stockholders that Laidlaw’s materials contain numerous false and misleading statements. We will continue to take all appropriate actions to protect the Company and the interests of all Relmada stockholders.”

The lawsuit filed by Relmada claims that Laidlaw failed to comply with Securities and Exchange Commission (“SEC”) regulations, Relmada’s Articles of Incorporation and Bylaws, and Nevada law, and seeks to enjoin Laidlaw from continuing to disseminate false and misleading information and from soliciting proxies from Relmada stockholders under false and misleading pretenses, and to correct the misinformation it has already issued.

Relmada’s lawsuit will be made available on Form 8-K, which will be filed with the SEC.

Relmada Therapeutics

W: www.relmada.com | E: info@relmada.com

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a clinical-stage, publicly traded specialty pharmaceutical company developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at various stages of development including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; topical mepivacaine (REL-1021), its orphan drug designated topical formulation of the local anesthetic mepivacaine; oral buprenorphine (REL-1028) its oral dosage form of the opioid analgesic buprenorphine; and LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol. The Company's product development efforts are guided by the internationally recognized scientific expertise of its research team. The Company's approach is expected to reduce clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs. For more information, please visit Relmada's website at: www.relmada.com.

Important Stockholder Information

The Company will hold its 2015 Annual Meeting of Stockholders on December 30, 2015. On November 27, 2015, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement in connection with the Annual Meeting and the solicitation of proxies (the “2015 Proxy Statement”). The 2015 Proxy Statement contains important information about Relmada, the Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The 2015 Proxy Statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, Relmada’s filings with the SEC, including the 2015 Proxy Statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from Relmada by directing a request to the Company at 757 3rd Avenue, Suite 2018, New York, New York 10017, Attention: Senior Vice President Finance and Corporate Development. Such materials are also available at ir.relmada.com/all-sec-filings.

Relmada and its directors, officers and employees are deemed to be participants in the solicitation of proxies from Relmada’s stockholders in connection with the Annual Meeting. Information regarding Relmada’s directors and executive officers, including a description of their direct and indirect interests by security holdings, is contained in the 2015 Proxy Statement and in Relmada’s 2015 Annual Report on Form 10-K filed with the SEC on September 11, 2015 (the “2015 Annual Report”).

Relmada Therapeutics

W: www.relmada.com | E: info@relmada.com

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We may from time to time make written or oral statements in this letter, the proxy statements filed with the SEC communications to stockholders and press releases which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance, expected product development, product potential, future business plans and costs. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to” and similar expressions. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be considered to be a complete list.

Contacts

Investors:

Michael Becker, SVP of Finance and Corporate Development

Relmada Therapeutics Inc.

(212) 376-5776

mbecker@relmada.com

Jonathan Salzberger / Scott Winter

Innisfree M&A Incorporated

(212) 750-5833

Media:

Barrett Golden / Nicholas Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Relmada Therapeutics

W: www.relmada.com | E: info@relmada.com

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